As filed with the Securities and Exchange Commission on December 22, 2010
File No. 333-165622
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 6
to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
REUNION HOSPITALITY TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

Maryland	6798	36-4664965
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1370 Avenue of the Americas, 28th floor
New York, New York 10019
(212) 445-7800
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jason N. Ader, Executive Chairman
1370 Avenue of the Americas, 28th floor
New York, New York 10019
(212) 445-7800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jeffrey A. Horwitz, Esq. Frank J. Lopez, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3000 (Phone) (212) 969-2900 (Facsimile)	Andrew S. Epstein, Esq. Jacob A. Farquharson, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000 (Phone) (212) 878-8375 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the Exhibit Index and to file Exhibits 5.1, 10.1, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.10, 10.11 and 10.13 to the registration statement as indicated in Item 36(a) of Part II of the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 36(a) of Part II and the Exhibit Index of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits.

(a) Exhibits.

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Form of Amended and Restated Articles of Incorporation
3	.2**	Form of Bylaws
3	.3*	Form of Amended and Restated Agreement of Limited Partnership
4	.1**	Specimen Common Stock Certificate
5.1		Opinion of Venable LLP
8	.1**	Tax Opinion of Proskauer Rose LLP
10.1		Form of Escrow Agreement between Reunion Hospitality Trust, Inc. and the Escrow Agent
10	.2*	Form of Registration Rights Agreement among Reunion Hospitality Trust, Inc. and its Sponsors
10.3		Form of Administrative Support Agreement between Reunion Hospitality Trust, Inc. and its Sponsors
10.4		Employment Agreement between Reunion Hospitality Trust, Inc. and Jason N. Ader
10.5		Employment Agreement between Reunion Hospitality Trust, Inc. and E. Jonathan Falik
10.6		Employment Agreement between Reunion Hospitality Trust, Inc. and Daniel B. Silvers
10.7		Employment Agreement between Reunion Hospitality Trust, Inc. and Joseph Weinberger
10.8		Form of Indemnification Agreement between Reunion Hospitality Trust, Inc. and its Directors and Executive Officers
10	.9*	Form of Restricted Share Award Agreement between Reunion Hospitality Trust, Inc. and each of its Non-executive directors
10.10		Form of Subscription Agreement between Reunion Hospitality Trust, Inc. and the purchasers named therein
10.11		Form of Stock Escrow Agreement between Company, Escrow Agent and Initial Stockholders
10	.12*	Form of Reunion Hospitality Trust 2010 Equity Incentive Plan
10.13		Form of Letter Agreement with Holder of Subordinated Units
21	.1**	List of Subsidiaries
23	.1**	Consent of Ernst & Young LLP
23.2		Consent of Venable LLP (included in Exhibit 5.1)
23	.3**	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24	.1**	Power of Attorney (included on the signature page to the initial filing of the registration statement)
99	.1**	Consent of Charles L. Atwood
99	.2**	Consent of Kenneth Shea
99	.3**	Consent of Michael B. Frankel
99	.4**	Consent of Michael J. Stillman
99	.5**	Consent of Andre G. Martinez
99	.6**	Consent of A. Lorne Weil

*	To be filed by amendment

**	Previously filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this December 20, 2010.

REUNION HOSPITALITY TRUST, INC.

By:	/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason N. Ader Jason N. Ader	Executive Chairman	December 20, 2010
/s/ E. Jonathan Falik E. Jonathan Falik	Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2010
/s/ Daniel B. Silvers Daniel B. Silvers	President and Director	December 20, 2010
/s/ Andrew P. Nelson Andrew P. Nelson	Chief Financial Officer (Principal Financial Officer)	December 20, 2010
/s/ Adam C. McMaster Adam C. McMaster	Chief Accounting Officer (Principal Accounting Officer)	December 20, 2010

INDEX TO EXHIBITS

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Form of Amended and Restated Articles of Incorporation
3	.2**	Form of Bylaws
3	.3*	Form of Amended and Restated Agreement of Limited Partnership
4	.1**	Specimen Common Stock Certificate
5.1		Opinion of Venable LLP
8	.1**	Tax Opinion of Proskauer Rose LLP
10.1		Form of Escrow Agreement between Reunion Hospitality Trust, Inc. and the Escrow Agent
10	.2*	Form of Registration Rights Agreement among Reunion Hospitality Trust, Inc. and its Sponsors
10.3		Form of Administrative Support Agreement between Reunion Hospitality Trust, Inc. and its Sponsors
10.4		Employment Agreement between Reunion Hospitality Trust, Inc. and Jason N. Ader
10.5		Employment Agreement between Reunion Hospitality Trust, Inc. and E. Jonathan Falik
10.6		Employment Agreement between Reunion Hospitality Trust, Inc. and Daniel B. Silvers
10.7		Employment Agreement between Reunion Hospitality Trust, Inc. and Joseph Weinberger
10.8		Form of Indemnification Agreement between Reunion Hospitality Trust, Inc. and its Directors and Executive Officers
10	.9*	Form of Restricted Share Award Agreement between Reunion Hospitality Trust, Inc. and each of its Non-executive directors
10.10		Form of Subscription Agreement between Reunion Hospitality Trust, Inc. and the purchasers named therein
10.11		Form of Stock Escrow Agreement between Company, Escrow Agent and Initial Stockholders
10	.12*	Form of Reunion Hospitality Trust 2010 Equity Incentive Plan
10.13		Form of Letter Agreement with Holder of Subordinated Units
21	.1**	List of Subsidiaries
23	.1**	Consent of Ernst & Young LLP
23.2		Consent of Venable LLP (included in Exhibit 5.1)
23	.3**	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24	.1**	Power of Attorney (included on the signature page to the initial filing of the registration statement)
99	.1**	Consent of Charles L. Atwood
99	.2**	Consent of Kenneth Shea
99	.3**	Consent of Michael B. Frankel
99	.4**	Consent of Michael J. Stillman
99	.5**	Consent of André G. Martinez
99	.6**	Consent of A. Lorne Weil

*	To be filed by amendment

**	Previously filed